                                                                     EXHIBIT 4.9






--------------------------------------------------------------------------------



                      TRUST INDENTURE AND MORTGAGE [N700GS]

                          Dated as of October   , 2001

                                     Between

                             SOUTHWEST AIRLINES CO.,

                                      Owner

                                       and

                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity,
                       except as expressly stated herein,
                            but solely as Mortgagee,

                                    Mortgagee




--------------------------------------------------------------------------------



                            EQUIPMENT NOTES COVERING
                           ONE BOEING 737-7H4 AIRCRAFT
                     BEARING U.S. REGISTRATION MARK [N700GS]
                      AND MANUFACTURER'S SERIAL NO. [27835]


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

GRANTING CLAUSE.......................................................................................1


ARTICLE I  DEFINITIONS................................................................................4


ARTICLE II  THE EQUIPMENT NOTES.......................................................................4

         SECTION 2.01.  Form of Equipment Notes.......................................................4
         SECTION 2.02.  Issuance and Terms of Equipment Notes........................................10
         SECTION 2.03.  [Intentionally Omitted]......................................................12
         SECTION 2.04.  Method of Payment............................................................12
         SECTION 2.05.  Application of Payments......................................................14
         SECTION 2.06.  Termination of Interest in Collateral........................................14
         SECTION 2.07.  Registration Transfer and Exchange of Equipment Notes........................14
         SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Equipment Notes.........................16
         SECTION 2.09.  Payment of Expenses on Transfer; Cancellation................................16
         SECTION 2.10.  Mandatory Redemptions of Equipment Notes.....................................16
         SECTION 2.11.  Voluntary Redemptions of Equipment Notes.....................................17
         SECTION 2.12.  Redemptions; Notice of Redemption............................................17
         SECTION 2.13.  Subordination................................................................18

ARTICLE III  RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS.......................................18

         SECTION 3.01.  Basic Distributions..........................................................18
         SECTION 3.02.  Event of Loss; Replacement; Optional Redemption..............................19
         SECTION 3.03.  Payments After Event of Default..............................................20
         SECTION 3.04.  Certain Payments.............................................................22
         SECTION 3.05.  Other Payments...............................................................22

ARTICLE IV  COVENANTS OF THE OWNER...................................................................22

         SECTION 4.01.  Liens........................................................................22
         SECTION 4.02.  Possession, Operation and Use, Maintenance, Registration and Markings........23
         SECTION 4.03.  Inspection...................................................................27
         SECTION 4.04.  Replacement and Pooling of Parts, Alterations, Modifications and
                               Additions; Substitution of Engines....................................28
         SECTION 4.05.  Loss, Destruction or Requisition.............................................31
         SECTION 4.06.  Insurance....................................................................35
         SECTION 4.07.  Merger of Owner..............................................................36

ARTICLE V  EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE..................................................37

         SECTION 5.01.  Event of Default.............................................................37
         SECTION 5.02.  Remedies.....................................................................38
         SECTION 5.03.  Return of Aircraft, Etc......................................................40

         SECTION 5.04.  Remedies Cumulative..........................................................41
         SECTION 5.05.  Discontinuance of Proceedings................................................41
         SECTION 5.06.  Waiver of Past Defaults......................................................41
         SECTION 5.07.  Appointment of Receiver......................................................41
         SECTION 5.08.  Mortgagee Authorized to Execute Bills of Sale, Etc...........................42
         SECTION 5.09.  Rights of Note Holders to Receive Payment....................................42

ARTICLE VI  DUTIES OF THE MORTGAGEE..................................................................42

         SECTION 6.01.  Notice of Event of Default...................................................42
         SECTION 6.02.  Action Upon Instructions; Certain Rights and Limitations.....................43
         SECTION 6.03.  Indemnification..............................................................43
         SECTION 6.04.  No Duties Except as Specified in Trust Indenture or Instructions.............44
         SECTION 6.05.  No Action Except Under Trust Indenture or Instructions.......................44
         SECTION 6.06.  Investment of Amounts Held by Mortgagee......................................44

ARTICLE VII  THE MORTGAGEE...........................................................................45

         SECTION 7.01.  Acceptance of Trusts and Duties..............................................45
         SECTION 7.02.  Absence of Duties............................................................45
         SECTION 7.03.  No Representations or Warranties as to Aircraft or Documents.................45
         SECTION 7.04.  No Segregation of Monies; No Interest........................................46
         SECTION 7.05.  Reliance; Agreements; Advice of Counsel......................................46
         SECTION 7.06.  Compensation.................................................................46
         SECTION 7.07.  Instructions from Note Holders...............................................47

ARTICLE VIII  INDEMNIFICATION........................................................................47

         SECTION 8.01.  Scope of Indemnification.....................................................47

ARTICLE IX  SUCCESSOR AND SEPARATE TRUSTEES..........................................................47

         SECTION 9.01.  Resignation of Mortgagee; Appointment of Successor...........................47
         SECTION 9.02.  Appointment of Additional and Separate Trustees..............................48

ARTICLE X  SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE AND OTHER DOCUMENTS....................50

         SECTION 10.01.  Instructions of Majority; Limitations.......................................50
         SECTION 10.02.  Mortgagee Protected.........................................................51
         SECTION 10.03.  Documents Mailed to Note Holders............................................51
         SECTION 10.04.  No Request Necessary for Trust Indenture Supplement.........................51

ARTICLE XI  MISCELLANEOUS............................................................................52

         SECTION 11.01.  Termination of Trust Indenture..............................................52
         SECTION 11.02.  No Legal Title to Collateral in Note Holders................................53
         SECTION 11.03.  Sale of Aircraft by Mortgagee Is Binding....................................53

         SECTION 11.04.  Trust Indenture for Benefit of Owner, Mortgagee, Note Holders and the
                               other Indenture Indemnitees...........................................53
         SECTION 11.05.  Notices.....................................................................53
         SECTION 11.06.  Severability................................................................54
         SECTION 11.07.  No Oral Modification or Continuing Waivers..................................54
         SECTION 11.08.  Successors and Assigns......................................................54
         SECTION 11.09.  Headings....................................................................54
         SECTION 11.10.  Normal Commercial Relations.................................................54
         SECTION 11.11.  Governing Law; Counterpart Form.............................................54
         SECTION 11.12.  Voting By Note Holders......................................................55
         SECTION 11.13.  Bankruptcy..................................................................55


ANNEX A               Definitions
ANNEX B               Insurance
EXHIBIT A             Form of Trust Indenture and Mortgage Supplement
SCHEDULE I            Equipment Notes Amortization and Interest Rates

                      TRUST INDENTURE AND MORTGAGE [N700GS]

                  TRUST INDENTURE AND MORTGAGE [N700GS], dated as of October   ,
2001 ("Trust Indenture"), between SOUTHWEST AIRLINES CO., a Texas corporation ("Owner"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (together with its successors hereunder, the "Mortgagee").

                                   WITNESSETH

                  WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

                  WHEREAS, an AC Form 8050-2 Bill of Sale dated December 17, 1997, from Airframe Manufacturer in favor of Owner covering the Aircraft was recorded by the FAA on March 9, 1998 as Conveyance Number P14762;

                  WHEREAS, the parties hereto desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner of the Series of Equipment Notes specified on Schedule I hereto (it being understood that not all Series may be issued, in which case references in this Trust Indenture to Series not issued shall be disregarded) and (ii) to provide for the assignment, mortgage and pledge by the Owner to the Mortgagee, as part of the Collateral hereunder, among other things, of all of the Owner's right, title and interest in and to the Aircraft and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner's obligations to the Note Holders and the Indenture Indemnitees;

                  WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner and authenticated and delivered by the Mortgagee hereunder, the valid, binding and enforceable obligations of the Owner; and

                  WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

                                 GRANTING CLAUSE

                  NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount, if any, and all other amounts due with respect to, all Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the Participation Agreement and in the Equipment Notes, for the benefit of the Note Holders and each of the Indenture Indemnitees, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Indenture Indemnitees, a first priority security interest in and mortgage lien on all right, title and interest of the Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Collateral"), to wit:

                  (1) The Airframe which is one Boeing 737-7H4 aircraft with the FAA Registration number of N700GS and the manufacturer's serial number of 27835 and two Engines with the manufacturer's serial numbers 874108 and 874109, each of which Engines is a CFM International, Inc. CFM56-7B22 engine and is of 750 or more rated takeoff horsepower or the equivalent of such horsepower (such Airframe and Engines more particularly described in the Trust Indenture Supplement executed and delivered as provided herein) as the same is now and will hereafter be constituted, whether now owned by the Owner or hereafter acquired, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with
(a) all Parts of whatever nature, which are from time to time included within the definitions of "Airframe" or "Engines", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents;

                  (2) The Purchase Agreement and the Bills of Sale to the extent the same relate to continuing rights of the Owner in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to the Airframe or the Engines (reserving to the Owner, however, all of the Owner's other rights and interest in and to the Purchase Agreement) together with all rights, powers, privileges, options and other benefits of the Owner thereunder (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Owner is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Purchase Agreement, to the terms and conditions of the Consent and Agreement and the Engine Consent and Agreement;

                  (3) All proceeds with respect to the requisition of title to or use of the Aircraft or any Engine by any Government Entity or from the sale or other disposition of the Aircraft, the Airframe, any Engine or other property described in any of these Granting Clauses by the Mortgagee pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any part thereof, but excluding any insurance maintained by the Owner and not required under Section 4.06;

                  (4) All rents, revenues and other proceeds collected by the Mortgagee pursuant to Section 5.03(b) and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Trust Indenture held or required to be held by the Mortgagee hereunder; and

                  (5) All proceeds of the foregoing.

                  PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, (a) the Mortgagee shall not take or cause to be taken any action contrary to the Owner's right hereunder to quiet enjoyment of the Airframe and Engines, and to possess, use, retain and control the Airframe and Engines and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the Purchase Agreement, to exercise in the Owner's name all rights and powers of the buyer under the Purchase Agreement (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner's reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the Mortgagee shall not enter into any amendment of the Purchase Agreement which would increase the obligations of the Owner thereunder.

                  TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (5) inclusive above, subject to the terms and provisions set forth in this Trust Indenture.

                  It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and the Mortgagee, the Note Holders and the Indenture Indemnitees shall have no obligation or liability under the Indenture Agreements by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

                  The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

                  IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.


                                   ARTICLE II

                               THE EQUIPMENT NOTES

                  SECTION 2.01.  FORM OF EQUIPMENT NOTES

                  The Equipment Notes shall be substantially in the form set forth below:

           THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE
       SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY
          NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH
        APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS
                                   AVAILABLE.

                          SOUTHWEST AIRLINES CO.

     SERIES [_____] EQUIPMENT NOTE DUE [____] ISSUED IN CONNECTION WITH THE
        BOEING MODEL 737-7H4 AIRCRAFT BEARING UNITED STATES REGISTRATION
                                 NUMBER N700GS

No. ____                                                Date:  October 30, 2001
INTEREST RATE                                                    MATURITY DATE
[___________]                                                    [___________]

                  SOUTHWEST AIRLINES CO., a Texas corporation ("Owner"), hereby promises to pay to Wilmington Trust Company, as Subordination Agent under the Intercreditor Agreement, or the registered assignee thereof, the principal sum of $____________ (the "Original Amount"), together with interest on the amount of the Original Amount remaining unpaid from time to time (calculated on the basis of a year of 360 days comprised of twelve 30-day months) from the date hereof until paid in full at a rate per annum equal to the Debt Rate. The Original Amount of this Equipment Note shall be [payable in installments on the dates set forth in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note set forth in Schedule I hereto.](1) [paid in full on ____.](2) Accrued but unpaid interest shall be due and payable in semiannual installments commencing on May 1, 2002, and thereafter on May 1 and November 1 of each year, to and including [_______________.] Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

                  For purposes hereof, the term "Trust Indenture" means the Trust Indenture and Mortgage [N700GS], dated as of October 30, 2001, between the Owner and Wilmington Trust Company (the "Mortgagee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

                  This Equipment Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, if any, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).


----------

(1)      Not included in Series A-2 and Series B Equipment Notes.

(2)      To be inserted in the case of a Series A-2 and Series B Equipment
         Notes.

                  There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

                  The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation.

                  The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Trust Indenture, each payment of the Original Amount, Make-Whole Amount, if any, and interest received by it hereunder shall be applied, first, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, second, to the payment of the Original Amount of this Equipment Note then due, third, to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under the Trust Indenture, and fourth, the balance, if any, remaining thereafter, to the payment of installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

                  This Equipment Note is one of the Equipment Notes referred to in the Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Trust Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

                  As provided in the Trust Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering the same.

                  Prior to due presentment for registration of transfer of this Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

                  This Equipment Note is subject to redemption as provided in Sections 2.10, 2.11 and 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture.

                  [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series A-1 and Series A-2 Equipment Notes](3) [Series A-1, Series A-2 and Series B Equipment Notes](4) and this Equipment Note is issued subject to such provisions. The Note Holder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Mortgagee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Mortgagee his attorney-in-fact for such purpose.](5)

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

                  THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                      * * *






----------
(3)      To be inserted in the case of a Series B Equipment Note.

(4)      To be inserted in the case of a Series C Equipment Note, if issued.

(5) To be inserted for each Equipment Note other than any Series A-1 and Series A-2 Equipment Note.

                  IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.




                                           SOUTHWEST AIRLINES CO.



                                           By:
                                              ----------------------------------
                                                Name:  Laura Wright
                                                Title: Vice President-Finance
                                                       and Treasurer

                    MORTGAGEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Equipment Notes referred to in the within-mentioned Trust Indenture.

                                       WILMINGTON TRUST COMPANY, as Mortgagee


                                       By:
                                          -----------------------------------
                                            Name:
                                            Title:



                                  SCHEDULE I(6)

                           EQUIPMENT NOTE AMORTIZATION


Payment Date                     Percentage of Original Amount to Be Paid

                       [SEE SCHEDULE I TO TRUST INDENTURE
                        WHICH IS INSERTED UPON ISSUANCE]
                                      * * *







----------
(6)      Not included in Series A-2 and Series B Equipment Notes.

                  SECTION 2.02. ISSUANCE AND TERMS OF EQUIPMENT NOTES

                  The Equipment Notes shall be dated the date of issuance thereof, shall be issued in up to four separate series consisting of Series A-1, Series A-2, Series B and Series C and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto (or, in the case of the Series C if issued after the Closing Date, as specified in an amendment to this Trust Indenture). On the date thereof, each Series specified in Schedule I shall be issued to the Subordination Agent on behalf of the Applicable Pass Through Trustee under the Applicable Pass Through Trust Agreement. Owner shall have the option to issue the Series C Equipment Notes at or after the Closing. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000. Each Equipment Note shall bear interest at the applicable Debt Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on the unpaid Original Amount thereof from time to time outstanding, payable in arrears on May 1, 2002, and on each May 1 and November 1 thereafter until maturity. The Original Amount of each Equipment Note (i) in the case of Equipment Notes other than Series A-2 and Series B Equipment Notes, shall be payable on the dates and in the installments equal to the corresponding percentage of the Original Amount as set forth in Schedule I hereto which shall be attached as Schedule I to such Equipment Notes (or, in the case of the Series C Equipment Notes if issued after the Closing Date, as set forth in an amendment to this Trust Indenture, which payment schedule shall be attached as Schedule I to the Series C Equipment Notes) and (ii) in the case of the Series A-2 and Series B Equipment Notes, shall be paid in full on November 1, 2006. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest at the Payment Due Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the Original Amount, Make-Whole Amount, if any, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment during such extension.

                  The Owner agrees to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof: (i) an amount equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A-1 Equipment Notes and Series A-2 Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series A-1 Equipment Notes" and "Series A-2 Equipment Notes" (each as defined in the Intercreditor Agreement); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series A-1 Equipment Notes or Series A-2 Equipment Notes, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of each Liquidity Facility over
(2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Owner on the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A-1 Equipment Notes and Series A-2 Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series A-1 Equipment Notes" and "Series A-2 Equipment Notes" (each as defined in the Intercreditor Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); (v) Owner's pro rata share of any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii), (iii) or (iv) above; (vi) Owner's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreements; and (vii) Owner's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Owner's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes (excluding the Series C Equipment Notes, if issued) and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (excluding the "Series C Equipment Notes", if issued) (as each such term is defined in each of the Operative Indentures). For purposes of this paragraph, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility.

                  The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

                  The aggregate Original Amount of the Equipment Notes issued hereunder shall not exceed the amount set forth as the maximum therefor on
Schedule I hereto.

                  SECTION 2.03. [INTENTIONALLY OMITTED]

                  SECTION 2.04. METHOD OF PAYMENT

                           (a) The Original Amount of, interest on, Make-Whole
Amount, if any, and other amounts due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:30 PM, New York time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Mortgagee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Mortgagee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Mortgagee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Debt Rate until such payment is made and the Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:30 PM, New York time, at the place of payment. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule I thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Mortgagee consistent with this Section 2.04.

                           (b) The Mortgagee, as agent for the Owner, shall
exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

                  If a Note Holder which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8 BEN, W-8 IMY, W-8 ECI or W-8 EXP (or such successor form or forms as may be required by the United States Treasury Department) during the calendar year in which the payment hereunder or under the Equipment Note(s) held by such holder is made (but prior to the making of such payment), or in either of the two preceding calendar years, and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate), the Mortgagee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Mortgagee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

                  Owner shall not have any liability for the failure of the Mortgagee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.

                  SECTION 2.05. APPLICATION OF PAYMENTS

                  In the case of each Equipment Note, each payment of Original Amount, Make-Whole Amount, if any, and interest due thereon shall be applied:

                  First: to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, if any, and to the extent permitted by Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

                  Second: to the payment of the Original Amount of such Equipment Note (or a portion thereof) then due thereunder;

                  Third: to the payment of Make-Whole Amount, if any, and any other amount due hereunder or under such Equipment Note; and

                  Fourth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that such Equipment Note shall not be subject to redemption except as provided in Sections 2.10, 2.11 and 2.12 hereof).

The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their maturity.

                  SECTION 2.06. TERMINATION OF INTEREST IN COLLATERAL

                  No Note Holder nor any other Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Indenture Indemnitee or the Mortgagee hereunder (including, without limitation, under the second paragraph of Section 2.02 hereof) and under the other Operative Agreements by the Owner (collectively, the "Secured Obligations") shall have been paid in full.

                  SECTION 2.07. REGISTRATION, TRANSFER AND EXCHANGE OF EQUIPMENT NOTES

                  The Mortgagee shall keep a register (the "Equipment Note Register") in which the Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Mortgagee. The Mortgagee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same Series. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount and of the same Series, upon surrender of the Equipment Notes to be exchanged to the Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. The Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten-day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all other purposes until a notice stating otherwise is received from the Mortgagee and such change is reflected on the Equipment Note Register. The Mortgagee will promptly notify the Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of this Trust Indenture and the Participation Agreement applicable to Note Holders, including Sections 6.3, 6.4 and 9.1 thereof and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Note Holder in the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this

Section 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon registration of transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for registration of transfer or exchange.

                  SECTION 2.08. MUTILATED, DESTROYED, LOST OR STOLEN EQUIPMENT NOTES

                  If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Mortgagee such security or indemnity as may be required by them to save the Owner and the Mortgagee harmless and evidence satisfactory to the Owner and the Mortgagee of the destruction, loss or theft of such Equipment Note and of the ownership thereof. If a "qualified institutional buyer" of the type referred to in paragraph (a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to, the Owner shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section 2.08, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days of the date of the written request therefor from the Note Holder.

                  SECTION 2.09. PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION

                           (a) No service charge shall be made to a Note Holder
for any registration of transfer or exchange of Equipment Notes, but the Mortgagee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

                           (b) The Mortgagee shall cancel all Equipment Notes
surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

                  SECTION 2.10. MANDATORY REDEMPTIONS OF EQUIPMENT NOTES

                  On the date on which the Owner is required pursuant to Section
4.05 hereof to make payment for an Event of Loss with respect to the Airframe, all of the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders but without Make-Whole Amount.

                  SECTION 2.11. VOLUNTARY REDEMPTIONS OF EQUIPMENT NOTES

                  All (but not less than all) of the Equipment Notes may be redeemed by the Owner upon at least 30 days' revocable prior written notice to the Mortgagee and the Note Holders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders plus Make-Whole Amount, if any.

                  SECTION 2.12. REDEMPTIONS; NOTICE OF REDEMPTION

                           (a) No redemption of any Equipment Note may be made
except to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Mortgagee.

                           (b) Notice of redemption with respect to the
Equipment Notes shall be given by the Mortgagee by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder's address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to Mortgagee given not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

                           (c) On or before the redemption date, the Owner (or
any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Mortgagee, deposit or cause to be deposited with the Mortgagee by 12:30 PM New York time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

                           (d) Notice of redemption having been given as
aforesaid, the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Mortgagee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

                  SECTION 2.13. SUBORDINATION

                           (a) The Owner and, by acceptance of its Equipment
Notes of any Series, each Note Holder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article III hereof.

                           (b) By the acceptance of its Equipment Notes of any
Series (other than Series A-1 or Series A-2), each Note Holder of such Series agrees that in the event that such Note Holder, in its capacity as a Note Holder, shall receive any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this Section
2.13 or Article III hereof, it will hold any amount so received in trust for the Senior Holder (as defined in Section 2.13(c) hereof) and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

                           (c) As used in this Section 2.13, the term "Senior
Holder" shall mean, (i) the Note Holders of Series A-1 or Series A-2 until the Secured Obligations in respect of Series A-1 or Series A-2 Equipment Notes have been paid in full and (ii) after the Secured Obligations in respect of Series A-1 or Series A-2 Equipment Notes have been paid in full, the Note Holders of Series B Equipment Notes until the Secured Obligations in respect of Series B Equipment Notes have been paid in full, and thereafter there shall be no "Senior Holder".


                                   ARTICLE III

                RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

                  SECTION 3.01. BASIC DISTRIBUTIONS

                  Except as otherwise provided in Sections 3.02 and 3.03 hereof, each periodic payment of principal or interest on the Equipment Notes received by the Mortgagee shall be promptly distributed in the following order of priority:

         (i) so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series A-1 and Series A-2 Equipment Notes shall be distributed to the Note Holders of Series A-1 and Series A-2 ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A-1 and Series A-2 Equipment Note bears to the aggregate amount of the payments then due under all Series A-1 and Series A-2 Equipment Notes;

         (ii) after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original

                  Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes; and

         (iii) after giving effect to paragraph (ii) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series C Equipment Note bears to the aggregate amount of the payments then due under all Series C Equipment Notes.

                  SECTION 3.02. EVENT OF LOSS; REPLACEMENT; OPTIONAL REDEMPTION

                  Except as otherwise provided in Section 3.03 hereof, any payments received by the Mortgagee (i) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss or (ii) pursuant to an optional redemption of the Equipment Notes pursuant to Section
2.11 hereof shall be applied to redemption of the Equipment Notes and to all other Secured Obligations by applying such funds in the following order of priority:

First, (a) to reimburse the Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Agreements and then
                  (b) to pay any other Secured Obligations then due (except as provided in clause "Second" below) to the Mortgagee, the Note Holders and the other Indenture Indemnitees under this Trust Indenture, the Participation Agreement or the Equipment Notes (other than amounts specified in clause Second below);

Second,  (i)      to pay the amounts specified in paragraph (i) of clause
                  "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series A-1 and Series
                  A-2 Equipment Notes;

         (ii) after giving effect to paragraph (i) above, to pay the amounts specified in paragraph (ii) of clause "Third" of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes; and

         (iii) after giving effect to paragraph (ii) above, to pay the amounts specified in paragraph (iii) of clause "Third" of
                  Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series C Equipment Notes; and

Third,            as provided in clause "Fourth" of Section 3.03 hereof;

provided, however, that if a Replacement Airframe or Replacement Engine shall be substituted for the Airframe or Engine subject to such Event of Loss as provided in Section 4.05 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Mortgagee shall be held by the Mortgagee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 6.06 hereof) as additional security for the obligations of Owner under Operative Agreements and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner's written request upon the release of such Airframe or Engine and the replacement thereof as provided herein.

                  SECTION 3.03. PAYMENTS AFTER EVENT OF DEFAULT

                  Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to
Article V hereof) after an Event of Default shall have occurred and be continuing and after the declaration specified in Section 5.02(b) hereof, as well as all payments or amounts then held by the Mortgagee as part of the Collateral, shall be promptly distributed by the Mortgagee in the following order of priority:

First,            so much of such payments or amounts as shall be required to
                  (i) reimburse the Mortgagee or WTC for any tax (except to the extent resulting from a failure of the Mortgagee to withhold taxes pursuant to Section 2.04(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral (all such property being herein called the "Mortgaged Property") pursuant to Section 5.03(b) hereof) incurred by the Mortgagee or WTC (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Mortgagee, WTC or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, WTC or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by the Mortgagee as between itself, WTC and the Note Holders in reimbursement of such expenses and any other expenses for which the Mortgagee, WTC or the Note Holders are entitled to reimbursement under any Operative Agreement and (ii) pay all Secured Obligations payable to the other Indenture Indemnitees hereunder and under the Participation Agreement (other than amounts specified in clauses Second and Third below); and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed to such then existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Note Holder pursuant to said Section 6.03 hereof;

Third,   (i)      so much of such payments or amounts remaining as shall be
                  required to pay in full the aggregate unpaid Original Amount of all Series A-1 and Series A-2 Equipment Notes, and the accrued but unpaid interest and other amounts due thereon
                  (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series A-1 and Series A-2 Equipment Notes (other than
                  Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series A-1 and Series A-2, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series A-1 and Series A-2 Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series A-1 and Series A-2 Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount, if any) to the date of distribution;

         (ii) after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series B Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series B, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series B Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount, if any) to the date of distribution;

         (iii) after giving effect to paragraph (ii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount which shall not be due and payable) and all other Secured Obligations in respect of the Series C Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series C, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Series C Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than the Make-Whole Amount, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Series C Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount, if any) to the date of distribution; and

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

                  No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

                  SECTION 3.04. CERTAIN PAYMENTS

                           (a) Any payments received by the Mortgagee for which
no provision as to the application thereof is made in this Trust Indenture and for which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

                           (b) Notwithstanding anything to the contrary
contained in this Article III, the Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Mortgagee in its individual capacity, any Note Holder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 8 of the Participation Agreement, directly to the Person entitled thereto. Any payment received by the Mortgagee under the third paragraph of Section 2.02 shall be distributed to the Subordination Agent in its capacity as Note Holder to be distributed in accordance with the terms of the Intercreditor Agreement.

                  SECTION 3.05. OTHER PAYMENTS

                  Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in
Section 3.01 hereof, and after payment in full of all amounts then due in accordance with Section 3.01 in the manner provided in clause "Fourth" of
Section 3.03 hereof.


                                   ARTICLE IV

                             COVENANTS OF THE OWNER

                  SECTION 4.01. LIENS

                  The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien or with respect to the Airframe or any Engine, title to any of the foregoing or any interest of Owner therein, except Permitted Liens. The Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

                  SECTION 4.02. POSSESSION, OPERATION AND USE, MAINTENANCE, REGISTRATION AND MARKINGS

                           (a) General. Except as otherwise expressly provided
herein, the Owner shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with the Owner's business judgment.

                           (b) Possession. The Owner, without the prior consent
of Mortgagee, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that the Owner may, without such prior written consent of
Mortgagee:

                                    (i) Subject or permit any Permitted Lessee
to subject (i) the Airframe to normal interchange agreements or (ii) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by Owner or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that if Owner's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Owner shall comply with Section 4.04(e) in respect thereof;

                                    (ii) Deliver or permit any Permitted Lessee
to deliver possession of the Aircraft, Airframe, any Engine or any Part (x) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by Section 4.04, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x);

                                    (iii) Install or permit any Permitted Lessee
to install an Engine on an airframe owned by Owner or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to the Engines, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 4.02(b)(i);

                                    (iv) Install or permit any Permitted Lessee
to install an Engine on an airframe leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if
(x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) Owner or Permitted

Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Trust Indenture;

                                    (v) Install or permit any Permitted Lessee
to install an Engine on an airframe owned by Owner or such Permitted Lessee, leased to Owner or such Permitted Lessee, or purchased by Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Owner shall comply with Section 4.04(e) hereof in respect thereof;

                                    (vi) Transfer or permit any Permitted Lessee
to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;

                                    (vii) Enter into a charter or Wet Lease or
other similar arrangement with respect to the Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided that the Owner's obligations hereunder shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

                                    (viii) So long as no Event of Default shall
have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to the Aircraft, Airframe or any Engine to any Permitted Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) Owner shall have furnished Mortgagee a favorable opinion of counsel, reasonably satisfactory to Mortgagee, in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (w) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) Mortgagee's Lien in respect of, the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Owner shall provide insurance in the amounts required with respect to hull insurance under this Trust Indenture covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Trust Indenture is enforceable against such Permitted Air Carrier under applicable law;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 4.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Trust Indenture, (2) the Owner shall remain primarily liable for the performance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 4.02(b) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 4.02(e) or the maintenance, operation or use thereof except in compliance with Sections 4.02(c) and 4.02(d) or (y) permit any action not permitted to the Owner hereunder.

                  In the case of any lease permitted under this Section 4.02(b), the Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Mortgagee to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder;
(u) require the Permitted Lessee to comply with the terms of Section 4.06; and
(v) require that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Owner's possession and use provided in this Trust Indenture. No lease permitted under this Section 4.02(b) shall be entered into unless (w) Owner shall provide written notice to Mortgagee (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease); (x) Owner shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 4.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest (subject to Permitted Liens) of Mortgagee in the Aircraft, Airframe and Engines; and (z) Owner shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture, the Owner may in its sole discretion permit a lessee to exercise any or all rights which the Owner would be entitled to exercise under Sections 4.02 and 4.04, and may cause a lessee to perform any or all of the Owner's obligations under Article IV, and the Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by the Owner.

                  Mortgagee hereby agrees, and each Note Holder by acceptance of an Equipment Note agrees, for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that Mortgagee, each Note Holder and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

                           (c) Operation and Use. So long as the Aircraft,
Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not operate, use or locate the Aircraft, Airframe or any Engine, or allow the Aircraft, Airframe or any Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 4.06, except in the case of a requisition by the U.S. Government where the Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 4.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 4.06 by war risk insurance, or in either case unless the Aircraft, the Airframe or any Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as Owner diligently and in good faith proceeds to remove the Aircraft from such area. So long as the Aircraft, the Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall not permit such Aircraft, Airframe or any Engine, as the case may be, to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe or Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe or any Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine, any material risk of criminal liability or material civil penalty against Mortgagee or impair the Mortgagee's security interest in the Aircraft, Airframe or any Engine.

                           (d) Maintenance and Repair. So long as the Aircraft,
Airframe or any Engine is subject to the Lien of this Trust Indenture, the Owner shall cause the Aircraft, Airframe and each Engine to be maintained, serviced, repaired and overhauled in accordance with (i) maintenance standards required by or substantially equivalent to those required by the FAA or the central aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom for the Aircraft, Airframe and Engines, so as to (A) keep the Aircraft, the Airframe and each Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, (B) keep the Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft, except during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder or
(z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (ii) except during periods when a Permitted Lease is in effect, the same standards as Owner uses with respect to similar aircraft of similar size in its fleet operated by Owner in similar circumstances and, during any period in which a Permitted Lease is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances. Owner further agrees that the Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to the Aircraft, Airframe or any Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Owner or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of Mortgagee therein, or any material risk of criminal liability or material civil penalty against Mortgagee. The Owner shall maintain or cause to be maintained the Aircraft Documents in the English language.

                           (e) Registration. The Owner on or prior to the date
of the Closing shall cause the Aircraft to be duly registered in its name under the Act and except as otherwise permitted by this Section 4.02(e) at all times thereafter shall cause the Aircraft to remain so registered. So long as no Special Default or Event of Default shall have occurred and be continuing, Owner may, by written notice to Mortgagee, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in,
Section 6.4.5 of the Participation Agreement. Unless the Trust Indenture has been discharged, Owner shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents).

                           (f) Markings. If permitted by applicable Law, on or
reasonably promptly after the Closing Date, Owner will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: "Subject to a security interest in favor of Wilmington Trust Company, not in its individual capacity but solely as Mortgagee." Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this Section.

                  SECTION 4.03. INSPECTION

                           (a) At all reasonable times, so long as the Aircraft
is subject to the Lien of this Trust Indenture, Mortgagee and its authorized representatives (the "Inspecting Parties") may (not more than once every 12 months unless an Event of Default has occurred and is continuing then such inspection right shall not be so limited) inspect the Aircraft, Airframe and Engines (including without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Owner or such Permitted Lessee.

                           (b) Any inspection of the Aircraft hereunder shall be
limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft, and no such inspection shall interfere with Owner's or any Permitted Lessee's maintenance and operation of the Aircraft, Airframe and Engines.

                           (c) With respect to such rights of inspection,
Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

                           (d) Each Inspecting Party shall bear its own expenses
in connection with any such inspection (including the cost of any copies made in accordance with Section 4.03(a)).

                  SECTION 4.04. REPLACEMENT AND POOLING OF PARTS, ALTERATIONS, MODIFICATIONS AND ADDITIONS; SUBSTITUTION OF ENGINES

                           (a) Replacement of Parts. Except as otherwise
provided herein, so long as the Airframe or Engine is subject to the Lien of this Trust Indenture, Owner, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to the Aircraft, Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Owner may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Owner, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 4.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

                           (b) Parts. Except as otherwise provided herein, any
Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or any Engine as provided in Section 4.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Mortgagee and shall no longer be deemed a Part hereunder, and (ii) such replacement Part shall become subject to this Trust Indenture and be deemed part of such Airframe or any Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or any Engine.

                           (c) Pooling of Parts. Any Part removed from the
Aircraft, Airframe or an Engine may be subjected by the Owner or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Owner or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with Sections 4.04(a) and 4.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Owner or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of this Trust Indenture, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft, Airframe or any Engine a further replacement Part owned by the Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Trust Indenture in accordance with Section 4.04(b).

                           (d) Alterations, Modifications and Additions. The
Owner shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a "Mandatory Modification"); provided however, that the Owner or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Mortgagee's interest in the Aircraft and does not involve any material risk of sale, forfeiture or loss of the Aircraft or the interest of Mortgagee therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on Mortgagee or the holder of any Equipment Note. In addition, the Owner, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine (each an "Optional Modification") as the Owner or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Owner deems are obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming the Aircraft or such Engine was in the condition required by the Trust Indenture immediately prior to such Optional Modification) or (ii) cause the Aircraft to cease to have the applicable standard certificate of airworthiness. All Parts incorporated or installed in or attached to any Airframe or any Engine as the result of any alteration, modification or addition effected by the Owner shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of this Trust Indenture; provided that the Owner or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Trust Indenture, remove any such Part (such Part being referred to herein as a "Removable Part") from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to the terms of Section 4.02(d) or the first sentence of this Section 4.04(d) and (iii) such Part can be removed from such Airframe or any Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or any Engine would have had at the time of removal had such removal not been effected by the Owner, assuming the Aircraft was otherwise maintained in the condition required by this Trust Indenture and such Removable Part had not been incorporated or installed in or attached to the Aircraft, Airframe or such Engine. Upon the removal by the Owner of any such Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Mortgagee and such Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by third parties other than Mortgagee.

                           (e) Substitution of Engines. Upon the occurrence of
an Event of Loss with respect to an Engine in circumstances in which an Event of Loss with respect to the Airframe has not occurred, Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall have the right at its option at any time, on at least 5 Business Days' prior notice to the Mortgagee, to substitute, and if an Event of Loss shall have occurred with respect to an Engine in circumstances in which an Event of Loss with respect to the Airframe has not occurred, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Mortgagee and the Lien of this Trust Indenture and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to this Trust Indenture and be deemed part of the Aircraft for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model, and that is suitable for installation and use on the Airframe, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Trust Indenture). The Owner's right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Owner's sole cost and expense, and the Mortgagee agrees to cooperate with the Owner to the extent necessary to enable it to timely satisfy such conditions:

                                    (i) an executed counterpart (or, in the case
of subclause (B) below, a true and correct copy) of each of the following documents shall be delivered to the Mortgagee:

                           (A) a Trust Indenture Supplement covering the
                  Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft of which such Engine is a part is registered in accordance with Section 4.02(e);

                           (B) a full warranty bill of sale (as to title),
                  covering the Replacement Engine, executed by the former owner thereof in favor of the Owner (or, at the Owner's option, other evidence of the Owner's ownership of such Replacement Engine, reasonably satisfactory to the Mortgagee); and

                           (C) UCC financing statements covering the security
                  interests created by this Trust Indenture (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Replacement Engine;

                                    (ii) the Owner shall cause to be delivered
to the Mortgagee an opinion of counsel to the effect that the Lien of this Trust Indenture continues to be in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 4.06 with respect to such Replacement Engine as Mortgagee shall reasonably request;

                                    (iii) the Owner shall have furnished to
Mortgagee an opinion of Owner's aviation law counsel reasonably satisfactory to Mortgagee and addressed to Mortgagee as to the due filing for recordation of the Trust Indenture Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Aircraft is registered in accordance with Section 4.02(e), as the case may be; and

                                    (iv) the Owner shall have furnished to
Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that such Replacement Engine has a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Trust Indenture). Upon satisfaction of all conditions to such substitution, (x) the Mortgagee shall execute and deliver to the Owner such documents and instruments, prepared at the Owner's expense, as the Owner shall reasonably request to evidence the release of such replaced Engine from the Lien of this Trust Indenture, (y) the Mortgagee shall assign to the Owner all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution and (z) the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 4.05(d).

                  SECTION 4.05. LOSS, DESTRUCTION OR REQUISITION

                           (a) Event of Loss With Respect to the Airframe. Upon
the occurrence of an Event of Loss with respect to the Airframe, the Owner shall promptly (and in any event within 15 days after such occurrence) give the Mortgagee written notice of such Event of Loss. The Owner shall, within 45 days after such occurrence, give the Mortgagee written notice of Owner's election to either replace the Airframe as provided under Section 4.05(a)(i) or to make payment in respect of such Event of Loss as provided under Section

4.05(a)(ii) (it being agreed that if Owner shall not have given the Mortgagee such notice of such election within the above specified time period, the Owner shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 4.05(a)(ii)):

                                    (i) if Owner elects to replace the Airframe,
Owner shall, subject to the satisfaction of the conditions contained in Section 4.05(c), as promptly as possible and in any event within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Trust Indenture, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine shall have been installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor, such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Engine, as the case may be, to be replaced thereby (assuming that such Airframe or Engine had been maintained in accordance with this Trust Indenture); provided that if the Owner shall not perform its obligation to effect such replacement under this clause (i) during the 120-day period of time provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (ii) below; or

                                    (ii) if Owner elects to make a payment in
respect of such Event of Loss of the Airframe, Owner shall make a payment to the Mortgagee for purposes of redeeming Equipment Notes in accordance with Section
2.10 hereof on a date on or before the Business Day next following the earlier of (x) the 120th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Owner's election under Section 4.05(a) to make payment under this Section 4.05
(a)(ii)); and upon such payment and payment of all other Secured Obligations then due and payable, the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the Airframe and the Engines, by executing and delivering to the Owner all documents and instruments as the Owner may reasonably request to evidence such release.

                           (b) Effect of Replacement. Should the Owner have
provided a Replacement Airframe and Replacement Engines, if any, as provided for in Section 4.05(a)(i), (i) the Lien of this Trust Indenture shall continue with respect to such Replacement Airframe and Replacement Engines, if any, as though no Event of Loss had occurred; (ii) the Mortgagee shall, at the cost and expense of the Owner, release from the Lien of this Trust Indenture the replaced Airframe and Engines, if any, by executing and delivering to the Owner such documents and instruments as the Owner may reasonably request to evidence such release; and (iii) in the case of a replacement upon an Event of Loss, the Mortgagee shall assign to the Owner all claims the Mortgagee may have against any other Person arising from the Event of Loss and the Owner shall receive all insurance proceeds (other than those reserved to others under Section 4.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(d).

                           (c) Conditions to Airframe and Engine Replacement.
The Owner's right to substitute a Replacement Airframe and Replacement Engines, if any, as provided in Section 4.05(a)(i) shall be subject to the fulfillment, at the Owner's sole cost and expense, in addition to the conditions contained in such Section 4.05(a)(i), of the following conditions precedent:

                                    (i) on the date when the Replacement
Airframe and Replacement Engines, if any, is subjected to the Lien of this Trust Indenture (such date being referred to in this Section 4.05 as the "Replacement Closing Date"), an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Mortgagee:

                           (A) a Trust Indenture Supplement covering the
                  Replacement Airframe and Replacement Engines, if any, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 4.02(e), as the case may be;

                           (B) an FAA Bill of Sale (or a comparable document, if
                  any, of another Aviation Authority, if applicable) covering the Replacement Airframe executed by the former owner thereof in favor of the Owner;

                           (C) a full warranty (as to title) bill of sale,
                  covering the Replacement Airframe and Replacement Engines, if any, executed by the former owner thereof in favor of the Owner (or, at the Owner's option, other evidence of the Owner's ownership of such Replacement Airframe and Replacement Engines, if any, reasonably satisfactory to the Mortgagee); and

                           (D) UCC financing statements (or any similar
                  statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and Replacement Engines, if any, may be registered in accordance with Section 4.02(e)) as are deemed necessary or desirable by counsel for the Mortgagee to protect the security interests of the Mortgagee in the Replacement Airframe and Replacement Engines, if any;

                                    (ii) the Replacement Airframe and
Replacement Engines, if any, shall be of the same model as the Airframe or Engines, as the case may be, or an improved model of such aircraft or engines of the manufacturer thereof, shall have a value and utility (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming such Airframe and Engines had been maintained in accordance with this Trust Indenture);

                                    (iii) the Mortgagee (acting directly or by
authorization to its special counsel) shall have received satisfactory evidence as to the compliance with Section 4.06 with respect to the Replacement Airframe and Replacement Engines, if any;

                                    (iv) on the Replacement Closing Date, (A)
the Owner shall cause the Replacement Airframe and Replacement Engines, if any, to be subject to the Lien of this Trust Indenture free and clear of Liens (other than Permitted Liens), (B) the Replacement Airframe shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Trust Indenture and (C) application for registration of the Replacement Airframe in accordance with Section 4.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Owner shall have authority to operate the Replacement Airframe;

                                    (v) the Mortgagee at the expense of the
Owner, shall have received (acting directly or by authorization to its special counsel) (A) an opinion of counsel, addressed to the Mortgagee, to the effect that the Replacement Airframe and Replacement Engine, if any, has or have duly been made subject to the Lien of this Trust Indenture, and Mortgagee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Mortgagee, and (B) an opinion of Owner's aviation law counsel reasonably satisfactory to and addressed to Mortgagee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Trust Indenture Supplement with respect to such Replacement Airframe or Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with Section 4.02(e), as the case may be; and

                                    (vi) the Owner shall have furnished to the
Mortgagee a certificate of a qualified aircraft engineer (who may be an employee of Owner) certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Airframe and any Engines so replaced (assuming that such Airframe and Engines had been maintained in accordance with this Trust Indenture).

                           (d) Non-Insurance Payments Received on Account of an
Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

                           (i) If such amounts are received with respect to the
                  Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by Owner with the applicable terms of Section 4.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

                           (ii) If such amounts are received with respect to an
                  Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), upon compliance by Owner with the applicable terms of Section 4.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Owner;

                           (iii) If such amounts are received, in whole or in
                  part, with respect to the Airframe, and Owner makes, has made or is deemed to have made the election set forth in Section 4.05(a)(ii), such amounts shall be applied as follows:

                                    first, if the sum described in Section
                  4.05(a)(ii) has not then been paid in full by Owner, such amounts shall be paid to Mortgagee to the extent necessary to pay in full such sum; and

                                    second, the remainder, if any, shall be
                  paid to Owner.

                           (e) Requisition for Use. In the event of a
requisition for use by any Government Entity of the Airframe and the Engines, if any, or engines installed on such Airframe while such Airframe is subject to the Lien of this Trust Indenture, the Owner shall promptly notify the Mortgagee of such requisition and all of the Owner's obligations under this Trust Indenture shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Owner shall have been prevented or delayed by such requisition; provided that the Owner's obligations under this Section 4.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 4.06 (except while an assumption of liability by the U.S. Government of the scope referred to in
Section 4.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Mortgagee or the Owner or Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, the Owner. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Government Entity of such Engine (but not the Airframe), the Owner will replace such Engine hereunder by complying with the terms of Section 4.04(e) and any payments received by the Mortgagee or the Owner from such Government Entity with respect to such requisition shall be paid over to, or retained by, the Owner.

                           (f) Certain Payments to be Held As Security. Any
amount referred to in this Section 4.05 or Section 4.06 which is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by the Owner if at the time of such payment, credit or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Mortgagee as security for the obligations of the Owner under this Trust Indenture and the Operative Agreements, and at such time as there shall not be continuing any such Special Default or Event of Default such amount and any gain realized as a result of investments required to be made pursuant to Section 6.06 shall to the extent not theretofore applied as provided herein, be paid over to the Owner.

                  SECTION 4.06. INSURANCE

                           (a) Owner's Obligation to Insure. Until termination
of this Trust Indenture pursuant to Section 11.01, Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

                           (b) Insurance for Own Account. Nothing in Section
4.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Mortgagee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to this Section 4.06 and Annex B.

                           (c) Indemnification by Government in Lieu of
Insurance. Mortgagee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Mortgagee, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.06, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.06.

                           (d) Application of Insurance Proceeds. As between
Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Owner pursuant to this Section 4.06 will be applied in accordance with Section 4.05(d). All proceeds of insurance required to be maintained by Owner, in accordance with Section 4.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Owner.

                  SECTION 4.07. MERGER OF OWNER

                           (a) In General. Owner shall not consolidate with or
merge into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

                                    (i) such person is organized, existing and
in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier if and so long as such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft;

                                    (ii) such person executes and delivers to
Mortgagee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements to be performed or observed by Owner;

                                    (iii) such person makes such filings and
recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger; and

                                    (iv) immediately after giving effect to such
consolidation or merger no Event of Default shall have occurred and be continuing.

                           (b) Effect of Merger. Upon any such consolidation or
merger of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this
Section 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as "Owner" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under the Trust Indenture.

                                    ARTICLE V

                    EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

                  SECTION 5.01. EVENT OF DEFAULT

                  "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                                    (i) the failure of the Owner to pay (i)
principal of, interest on or, Make-Whole Amount, if any, under any Equipment Note when due, and such failure shall continue unremedied for a period of 10 Business Days, or (ii) any other amount payable by it to the Note Holders under this Trust Indenture or the Participation Agreement when due, and such failure shall continue for a period in excess of 20 Business Days after Owner has received written notice from Mortgagee of the failure to make such payment when due;

                                    (ii) Owner shall fail to carry and maintain
on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section
4.06 hereof; provided that such lapse or cancellation shall not constitute an Event of Default until the earlier of (i) 30 days after receipt by the Mortgagee of written notice of such lapse or cancellation or (ii) the date that such lapse or cancellation is effective as to the Mortgagee;

                                    (iii) Owner shall fail to observe or perform
(or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other Operative Agreement to which Owner is a party and such failure shall continue unremedied for a period of 60 days from and after the date of written notice thereof to Owner from Mortgagee, unless such failure is capable of being corrected and Owner shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 360 days after receipt of such notice;

                                    (iv) any representation or warranty made by
Owner herein, in the Participation Agreement or in any other Operative Agreement to which Owner is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, (c) and the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Mortgagee) for a period in excess of 60 days from and after the date of written notice thereof from Mortgagee to Owner;

                                    (v) the Owner shall consent to the
appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Owner shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Owner's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing;

                                    (vi) an order, judgment or decree shall be
entered by any court of competent jurisdiction appointing, without the consent of the Owner, a receiver, trustee or liquidator of the Owner or of any substantial part of its property, or any substantial part of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

                                    (vii) a petition against the Owner in a
proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days.

                  SECTION 5.02. REMEDIES

                           (a) If an Event of Default shall have occurred and be
continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom; provided, that the Mortgagee shall give the Owner twenty days' prior written notice of its intention to sell the

Aircraft. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

                           (b) If an Event of Default shall have occurred and be
continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon (without Make-Whole Amount) and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or
(vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest and all other amounts due hereunder and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

                  This Section 5.02(b), however, is subject to the condition that, if at any time after the Original Amount of the Equipment Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind and annul the Mortgagee's declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                           (c) The Note Holders shall be entitled, at any sale
pursuant to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

                           (d) In the event of any sale of the Collateral, or
any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon (without Make-Whole Amount), and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

                           (e) Notwithstanding anything contained herein, so
long as the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Note Holder, the

Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

                  SECTION 5.03. RETURN OF AIRCRAFT, ETC.

                           (a) If an Event of Default shall have occurred and be
continuing and the Equipment Notes have been accelerated, at the request of the Mortgagee, the Owner shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder. If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

                           (b) Upon every such taking of possession, the
Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the Owner relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.

                  SECTION 5.04. REMEDIES CUMULATIVE

                  Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

                  SECTION 5.05. DISCONTINUANCE OF PROCEEDINGS

                  In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Mortgagee shall continue as if no such proceedings had been instituted.

                  SECTION 5.06. WAIVER OF PAST DEFAULTS

                  Upon written instruction from a Majority in Interest of Note Holders, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, the Mortgagee shall not waive any Default (i) in the payment of the Original Amount, Make-Whole Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder.

                  SECTION 5.07. APPOINTMENT OF RECEIVER

                  The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.

                  SECTION 5.08. MORTGAGEE AUTHORIZED TO EXECUTE BILLS OF SALE, ETC.

                  The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Mortgagee the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

                  SECTION 5.09. RIGHTS OF NOTE HOLDERS TO RECEIVE PAYMENT

                  Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.


                                   ARTICLE VI

                             DUTIES OF THE MORTGAGEE

                  SECTION 6.01. NOTICE OF EVENT OF DEFAULT

                  If the Mortgagee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay any installment of principal and interest on any Equipment Note, the Mortgagee shall give prompt written notice thereof to each Note Holder. Subject to the terms of Sections 5.06, 6.02 and 6.03 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of Section 6.03, if the Mortgagee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, the Mortgagee may, subject to instructions thereafter received pursuant to the preceding provisions of this
Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Mortgagee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. For all purposes of this Trust Indenture, in the absence of Actual Knowledge on the part of the Mortgagee, the Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest within one

Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.

                  SECTION 6.02. ACTION UPON INSTRUCTIONS; CERTAIN RIGHTS AND LIMITATIONS

                  Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Mortgagee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the Mortgagee.

                  The Mortgagee will execute and the Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to each Note Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the Mortgagee hereunder.

                  SECTION 6.03. INDEMNIFICATION

                  The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Mortgagee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause "First" of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The Mortgagee shall not be under any obligation to take any action under this Trust Indenture or any other Operative Agreement and nothing herein or therein shall require the Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Mortgagee shall be accepted as reasonable assurance of adequate indemnity). The Mortgagee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture or any other Operative Agreement be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

                  SECTION 6.04. NO DUTIES EXCEPT AS SPECIFIED IN TRUST INDENTURE OR INSTRUCTIONS

                  The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this Trust Indenture; and no implied duties or obligations shall be read into this Trust Indenture against the Mortgagee. The Mortgagee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

                  SECTION 6.05. NO ACTION EXCEPT UNDER TRUST INDENTURE OR INSTRUCTIONS

                  The Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the Mortgagee pursuant to this Trust Indenture and in accordance with the express terms hereof.

                  SECTION 6.06. INVESTMENT OF AMOUNTS HELD BY MORTGAGEE

                  Any amounts held by the Mortgagee pursuant to the proviso to the first sentence of Section 3.01, pursuant to Section 3.02, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of
Article III hereof shall be invested by the Mortgagee from time to time in Cash Equivalents as directed by the Owner so long as the Mortgagee may acquire the same using its best efforts. All Cash Equivalents held by the Mortgagee pursuant to this Section 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Mortgagee's reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Trust Indenture other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

                                   ARTICLE VII

                                  THE MORTGAGEE

                  SECTION 7.01. ACCEPTANCE OF TRUSTS AND DUTIES

                  The Mortgagee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the Collateral in accordance with the terms hereof. The Mortgagee, in its individual capacity, shall not be answerable or accountable under any circumstances, except
(i) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section 2.04(a) hereof and the last sentence of Section 6.04 hereof, and (iii) from the inaccuracy of any representation or warranty of the Mortgagee (in its individual capacity) in the Participation Agreement or expressly made hereunder.

                  SECTION 7.02. ABSENCE OF DUTIES

                  Except in accordance with written instructions furnished pursuant to Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof, the Mortgagee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto, (iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Owner's covenants herein or any Permitted Lessee's covenants under any assigned Permitted Lease with respect to the Aircraft.

                  SECTION 7.03. NO REPRESENTATIONS OR WARRANTIES AS TO AIRCRAFT OR DOCUMENTS

                  THE MORTGAGEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Mortgagee, in its individual or trust capacities, does not make or shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Participation

Agreement, the Equipment Notes, or the Purchase Agreement, or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Owner made in its individual capacity and the representations and warranties of the Mortgagee in its individual capacity, in each case expressly made in this Trust Indenture or in the Participation Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

                  SECTION 7.04. NO SEGREGATION OF MONIES; NO INTEREST

                  Any monies paid to or retained by the Mortgagee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in Article III hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents); provided, however, that any payments received, or applied hereunder, by the Mortgagee shall be accounted for by the Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

                  SECTION 7.05. RELIANCE; AGREEMENTS; ADVICE OF COUNSEL

                  The Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of the Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to the Owner the manner of the ascertainment of which is not specifically described herein, the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Mortgagee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

                  SECTION 7.06. COMPENSATION

                  The Mortgagee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of Default hereunder, to use or apply any monies held by it hereunder in the Collateral toward such payments. The Mortgagee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

                  SECTION 7.07. INSTRUCTIONS FROM NOTE HOLDERS

                  In the administration of the trusts created hereunder, the Mortgagee shall have the right to seek instructions from a Majority in Interest of Note Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should the Mortgagee's duties or obligations hereunder be unclear, and the Mortgagee shall incur no liability in refraining from acting until it receives such instructions. The Mortgagee shall be fully protected for acting in accordance with any instructions received under this
Section 7.07.


                                  ARTICLE VIII

                                 INDEMNIFICATION

                  SECTION 8.01. SCOPE OF INDEMNIFICATION

                  The Mortgagee shall be indemnified by the Owner to the extent and in the manner provided in Section 8 of the Participation Agreement.


                                   ARTICLE IX

                         SUCCESSOR AND SEPARATE TRUSTEES

                  SECTION 9.01. RESIGNATION OF MORTGAGEE; APPOINTMENT OF
SUCCESSOR

                           (a) The Mortgagee or any successor thereto may resign
at any time without cause by giving at least 30 days' prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Mortgagee without cause by an instrument in writing delivered to the Owner and the Mortgagee, and the Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In the case of the resignation or removal of the Mortgagee, a Majority in Interest of Note Holders may appoint a successor Mortgagee by an instrument signed by such holders, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to Owner's reasonable approval. If a successor Mortgagee shall not have been appointed within 30 days after such notice of resignation or removal, the Mortgagee, the Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided.

                           (b) Any successor Mortgagee, however appointed, shall
execute and deliver to the Owner and the predecessor Mortgagee an instrument accepting such appointment and assuming the obligations of the Mortgagee arising from and after the time of such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust hereunder applicable to it with like effect as if originally named the Mortgagee herein; but nevertheless upon the written request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee hereunder.

                           (c) Any successor Mortgagee, however appointed, shall
be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut; Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Mortgagee hereunder upon reasonable or customary terms.

                           (d) Any corporation into which the Mortgagee may be
merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Mortgagee and the Mortgagee under this Trust Indenture without further act.

                  SECTION 9.02. APPOINTMENT OF ADDITIONAL AND SEPARATE TRUSTEES

                           (a) Whenever (i) the Mortgagee shall deem it
necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Participation Agreement, (ii) the Mortgagee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Mortgagee shall so advise the Owner), or (iii) the Mortgagee shall have been requested to do so by a Majority in Interest of Note Holders, then in any such case, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Mortgagee, either to act jointly with the Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Mortgagee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Mortgagee so to do, or if an Event of Default shall have occurred and be continuing, the Mortgagee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the Mortgagee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The Mortgagee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

                           (b) No additional or separate trustee shall be
entitled to exercise any of the rights, powers, duties and obligations conferred upon the Mortgagee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the Mortgagee shall be promptly paid over by it to the Mortgagee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Mortgagee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and the Mortgagee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the Mortgagee hereunder.

                           (c) If at any time the Mortgagee shall deem it no
longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Mortgagee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. The Mortgagee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

                                    ARTICLE X

               SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
                               AND OTHER DOCUMENTS

                  SECTION 10.01. INSTRUCTIONS OF MAJORITY; LIMITATIONS

                           (a) The Mortgagee agrees with the Note Holders that
it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner and, as may be appropriate, the Airframe Manufacturer or the Engine Manufacturer; provided, however, that, without the consent of each holder of an affected Equipment Note then outstanding and of the Liquidity Provider, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of
Article II or III or Section 5.01, 5.02(c), 5.02(d), or 6.02 hereof, the definitions of "Event of Default," "Default," "Majority in Interest of Note Holders," "Make-Whole Amount" or "Note Holder," or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, if any, or interest with respect to any Equipment Note, (iii) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees or (iv) permit the creation of any Lien on the Trust Indenture Estate or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof. Notwithstanding the foregoing, without the consent of the affected Liquidity Providers, neither the Owner nor the Mortgagee shall enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture or the other Operative Agreements which shall reduce, modify or amend any indemnities in favor of such Liquidity Providers.

                           (b) The Owner and the Mortgagee may enter into one or
more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Mortgagee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of any Note Holder in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the Lien of this Trust Indenture or better to assure, convey and confirm unto the Mortgagee any property subject or required to be subject to the Lien of this Trust Indenture, the Airframe or Engines or any Replacement Airframe or Replacement Engine; (v) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner; (vi) to add to the rights of the Note Holders; (vii) to provide for the issuance of Series C Equipment Notes and Pass Through Certificates issued by the Class C Pass Through Trust and to make changes relating thereto, provided that the Series C Equipment Notes are issued in accordance with the Participation Agreement; and (viii) to include on the Equipment Notes any legend as may be required by Law.

                  SECTION 10.02. MORTGAGEE PROTECTED

                  If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of
Section 10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.

                  SECTION 10.03. DOCUMENTS MAILED TO NOTE HOLDERS

                  Promptly after the execution by the Owner or the Mortgagee of any document entered into pursuant to Section 10.01 hereof, the Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto) and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Mortgagee to mail such copies shall not impair or affect the validity of such document.

                  SECTION 10.04. NO REQUEST NECESSARY FOR TRUST INDENTURE SUPPLEMENT

                  No written request or consent of the Note Holders pursuant to
Section 10.01 hereof shall be required to enable the Mortgagee to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. TERMINATION OF TRUST INDENTURE

                  Upon (or at any time after):

                  (x) payment in full of the Original Amount of, Make-Whole Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that all other Secured Obligations due to the Indenture Indemnitees, the Note Holders and the Mortgagee hereunder or under the Participation Agreement or other Operative Agreement shall have been satisfied or paid in full,

                  (y) receipt of Ratings Confirmations and after there has been irrevocably deposited with the Mortgagee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Note Holders, (1) money in an amount, or (2) Cash Equivalents described in clause (a) of the definition thereof which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this paragraph) money in an amount, or (3) a combination of money and Cash Equivalents referred to in the foregoing clause (2), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Mortgagee, to pay in full the outstanding principal amount of, Make-Whole Amount, if any, and interest on the Equipment Notes on the dates such amounts are due (including as a result of redemption in respect of which irrevocable notice has been given to the Mortgagee on or prior to the date of such deposit); provided, however, that

                  (A) upon the making of the deposit referred to above in this clause (y), the right of the Owner to cause the redemption of Equipment Notes (except a redemption in respect of which irrevocable notice has therefore been given) shall terminate;

                  (B) the Owner has delivered to each Trustee and the Mortgagee an officer's certificate and an opinion of counsel (both counsel and opinion to be reasonably acceptable to the Mortgagee) to the effect that after the Closing Date there has been published by the Internal Revenue Service a ruling to the effect that Certificateholders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Owner of its option under Clause (y) of this Section 11.01 and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such option had not been exercised;

                  (C) all other amounts then due and payable hereunder have been paid; and

                  (D) the Owner has delivered to the Mortgagee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Trust Indenture contemplated by this Section 11.01 have been complied with;

the Owner shall direct the Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Aircraft and the Engines and all other Collateral from the Lien of the Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust Indenture and the trusts created hereby shall earlier terminate and this Trust Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

                  SECTION 11.02. NO LEGAL TITLE TO COLLATERAL IN NOTE HOLDERS

                  No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any Note Holder in and to the Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

                  SECTION 11.03. SALE OF AIRCRAFT BY MORTGAGEE IS BINDING

                  Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

                  SECTION 11.04. TRUST INDENTURE FOR BENEFIT OF OWNER, MORTGAGEE, NOTE HOLDERS AND THE OTHER INDENTURE INDEMNITEES

                  Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture, except that the persons referred to in the last paragraph of Section 4.02(b) shall be third party beneficiaries of such paragraph.

                  SECTION 11.05. NOTICES

                  Unless otherwise expressly specified by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or confirmed telex, and (i) if to the Owner, addressed to it at 2702 Love Field Drive, P.O. Box 36611, Dallas, Texas 75235-1611, Attention: Treasurer, facsimile number (214) 792-4022, (ii) if to Mortgagee, addressed to it at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, facsimile number (302) 651-8882, and (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the Participation Agreement or in the Equipment Note Register. Whenever any notice in writing is required to be given by the Owner or the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is mailed by certified mail, postage prepaid, three Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

                  SECTION 11.06. SEVERABILITY

                  Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.07. NO ORAL MODIFICATION OR CONTINUING WAIVERS

                  No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with
Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

                  SECTION 11.08. SUCCESSORS AND ASSIGNS

                  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and all provisions of the Operative Agreements applicable to a Note Holder.

                  SECTION 11.09. HEADINGS

                  The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 11.10. NORMAL COMMERCIAL RELATIONS

                  Anything contained in this Trust Indenture to the contrary notwithstanding. Owner and Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

                  SECTION 11.11. GOVERNING LAW; COUNTERPART FORM

                  THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND

PERFORMANCE. THIS TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.12. VOTING BY NOTE HOLDERS

                  All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

                  SECTION 11.13. BANKRUPTCY

                  It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts and to enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.





                                    SOUTHWEST AIRLINES CO.


                                    By:
                                       -----------------------------------
                                         Name:  Laura Wright
                                         Title: Vice President - Finance
                                                and Treasurer



                                    WILMINGTON TRUST COMPANY,
                                         as Mortgagee


                                    By:
                                       -----------------------------------
                                         Name:
                                         Title:

                                     ANNEX A

                                   DEFINITIONS

                               GENERAL PROVISIONS

                  (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

         (i) each of "Owner," "Mortgagee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

         (ii) words importing the plural include the singular and words importing the singular include the plural;

         (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

         (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

         (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

         (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

         (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

                  (b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

                  (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

                  (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

                  (e) For purposes of each Operative Agreement, the occurrence and continuance of a Default or Event of Default referred to in Section 5.01(v),
(vi) or (vii) shall not be deemed to prohibit the Owner from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or Event of Default consists of the institution of reorganization proceedings with respect to Owner under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Trust Indenture with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.


                                  DEFINED TERMS

                  "Act" means part A of subtitle VII of title 49, United States Code.

                  "Actual Knowledge" means (a) as it applies to Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Owner, actual knowledge of a Vice President or more senior officer of Owner or any other officer of Owner having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Owner and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Owner, any Note Holder or Mortgagee, such notice having been given pursuant to Section 11.05 of the Trust Indenture.

                  "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Aircraft" means, collectively, the Airframe and Engines.

                  "Aircraft Bill of Sale" means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer or its Affiliate to Owner and dated the date of delivery of the Aircraft to Owner pursuant to the terms of the Purchase Agreement.

                  "Aircraft Documents" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to the Aircraft, Airframe, Engines or Parts, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Owner (provided, that all such materials shall be maintained in the English language).

                  "Airframe" means (a) the Aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in the initial Trust Indenture Supplement and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Trust Indenture shall not be applicable to such Parts in accordance with
Section 4.04 of the Trust Indenture. Upon substitution of a Replacement Airframe under and in accordance with the Trust Indenture, such Replacement Airframe shall become subject to the Trust Indenture and shall be the "Airframe" for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Airframe shall cease to be the "Airframe."

                  "Airframe Manufacturer" means The Boeing Company, a Delaware corporation.

                  "Amortization Amount" means, with respect to any Equipment Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the Original Amount of such Equipment Note.

                  "Amortization Schedule" means, with respect to each Equipment Note, the amortization schedule for such Equipment Note delivered pursuant to
Section 2.02 of the Trust Indenture.

                  "Applicable Pass Through Trust" means each of the separate pass through trusts created under the Applicable Pass Through Trust Agreements.

                  "Applicable Pass Through Trust Agreement" means each of the separate Pass Through Trust Agreements by and between the Owner and an Applicable Pass Through Trustee.

                  "Applicable Pass Through Trustee" means each Pass Through Trustee that is a party to the Participation Agreement.

                  "Appraiser" means a firm of internationally recognized, independent aircraft appraisers.

                  "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

                  "Aviation Authority" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 4.02(e) of the Trust Indenture and Section 6.4.5 of the Participation Agreement, such other Government Entity.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

                  "Basic Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated as of October 10, 2001 between Owner and Pass Through Trustee, but does not include any Trust Supplement.

                  "Beneficial Owner" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

                  "Bills of Sale" means the FAA Bill of Sale and the Aircraft Bill of Sale.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Dallas, Texas or Wilmington, Delaware.

                  "Cash Equivalents" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government;
(c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Ratings Services ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's") equal to A1 or higher.

                  "Citizen of the United States" is defined in 49 U.S.C. Section 40102(a)(15).

                  "Class C Issuance Date" means the date of issuance of the Pass Through Certificates by the Class C Pass Through Trust.

                  "Class C Pass Through Trust" means the Southwest Airlines Pass Through Trust 2001-1C.

                  "Closing" means the closing of the transactions contemplated by the Participation Agreement.

                  "Closing Date" means the date on which the Closing occurs.

                  "Code" means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

                  "Collateral" is defined in the Granting Clause of the Trust Indenture.

                  "Consent and Agreement" means the Manufacturer Consent and Agreement [N700GS], dated as of even date with the Participation Agreement, of Airframe Manufacturer.

                  "Corporate Trust Office" means the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Owner and each Note Holder.

                  "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.

                  "Debt Rate" means, with respect to (i) any Series, the rate per annum specified for such Series under the heading "Interest Rate" in
Schedule I to the Trust Indenture and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

                  "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

                  "Dollars," "United States Dollars" or "$" means the lawful currency of the United States.

                  "DOT" means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

                  "Eligible Account" means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the UCC ~including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Mortgagee shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Owner, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of New York.

                  "Eligible Institution" means the corporate trust department of
(a) Wilmington Trust Company, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

                  "Engine" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in the initial Trust Indenture Supplement and originally installed on the Airframe, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Trust Indenture shall not apply to such Parts in accordance with Section 4.04 of the Trust Indenture. Upon substitution of a Replacement Engine under and in accordance with the Trust Indenture, such Replacement Engine shall become subject to the Trust Indenture and shall be an "Engine" for all purposes of the Trust Indenture and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Trust Indenture, and such replaced Engine shall cease to be an "Engine."

                  "Engine Consent and Agreement" means the Engine Manufacturer Consent and Agreement [N700GS] dated as of even date with the Participation Agreement, of Engine Manufacturer.

                  "Engine Manufacturer" means CFM International, Inc., a corporation organized under the laws of Delaware.

                  "Equipment Note Register" is defined in Section 2.07 of the Trust Indenture.

                  "Equipment Notes" means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations and rulings issued thereunder all as amended and in effect from time to time.

                  "Event of Default" is defined in Section 5.01 of the Trust Indenture.

                  "Event of Loss" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

                  (a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Owner;

                  (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

                  (c) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

                  (d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by a Permitted Government Entity) for a period exceeding 12 consecutive months;

                  (e) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Owner's business of passenger air transportation is prohibited for a period of 18 consecutive months unless Owner, prior to the expiration of such 18 month period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Owner, but in any event if such use shall have been prohibited for a period of three consecutive years; and

                  (f) any divesture of title to an Engine treated as an Event of Loss pursuant to Section 4.02(b) hereof.

                  "Expenses" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

                  "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

                  "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered by Airframe Manufacturer or its Affiliates to Owner and dated the date of delivery of the Aircraft to Owner pursuant to the terms of the Purchase Agreement.

                  "FAA Filed Documents" means the Trust Indenture, the initial Trust Indenture Supplement, the FAA Bill of Sale and an application for registration of the Aircraft with the FAA in the name of Owner.

                  "FAA Regulations" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

                  "Financing Statements" means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements covering the Collateral, by Owner, as debtor, showing Mortgagee as secured party, for filing in Texas and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Collateral.

                  "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

                  "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

                  "Indemnitee" means (i) WTC and Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) the Pass Through Trustees,
(vi) each Affiliate of the persons described in clauses (i) and (ii), (vii) each Affiliate of the persons described in clauses (iii), (iv) and (v), (viii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii) and (vi), (ix) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (iii), (iv), (v) and (vii), (x) the successors and permitted assigns of the persons described in clauses (i), (ii) and (viii), and (xi) the successors and permitted assigns of the persons described in clauses (iii), (iv), (v) and
(ix); provided that the persons described in clauses (iii), (iv), (v), (vii),
(ix) and (xi) are Indemnitees only for purposes of Section 8.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Note Holder.

                  "Indenture Agreements" means the Purchase Agreement and the Bills of Sale, to the extent included in Granting Clause (2) of the Trust Indenture, and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

                  "Indenture Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

                  "Indenture Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in Section 5.01 of the Trust Indenture.

                  "Indenture Indemnitee" means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture,
(iii) the Subordination Agent, (iv) each Liquidity Provider, (v) each Pass Through Trustee and (vi) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vi) inclusive above.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent, dated as of October 30, 2001, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

                  "IRS" means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

                  "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

                  "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

                  "Liquidity Facilities" means the two Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each of the Pass Through Trusts relating to the Series A-1 Equipment Notes and the Series A-2 Equipment Notes) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of October 30, 2001, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless consented to by Owner.

                  "Liquidity Provider" means Westdeutsche Landesbank Girozentrale, acting through its New York branch, a German banking institution organized under the laws of the State of North Rhine-Westphalia, Germany, as "Class A-1 Liquidity Provider" and "Class A-2 Liquidity Provider" (as such terms are defined in the Intercreditor Agreement).

                  "Majority in Interest of Note Holders" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner or any of its Affiliates (unless all Equipment Notes then outstanding shall be held by Owner or any Affiliate of Owner)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

                  "Make-Whole Amount" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment

Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

                  "Material Adverse Change" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

                  "Minimum Liability Insurance Amount" is defined in Schedule 3 to the Participation Agreement.

                  "Mortgaged Property" is defined in Section 3.03 of the Trust Indenture.

                  "Mortgagee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as mortgagee under the Trust Indenture.

                  "Net Worth" means, for any person, the excess of its total assets over its total liabilities.

                  "Non-U.S. Person" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

                  "Note Holder" means at any time each registered holder of one or more Equipment Notes.

                  "Officer's Certificate" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, any Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of such party.

                  "Operative Agreements" means, collectively, the Participation Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, and the Equipment Notes.

                  "Operative Indentures" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees pursuant to the Participation Agreement).

                  "Original Amount," with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

                  "Owner Person" means Owner, any lessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical).

                  "Participation Agreement" means the Participation Agreement [N700GS] dated as of October 30, 2001 among Owner, the Applicable Pass Through Trustees, the Subordination Agent and Mortgagee.

                  "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part leased by Owner from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

                  "Pass Through Agreements" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities, and the Fee Letters referred to in Section 2.03 of each of the Liquidity Facilities, provided that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Owner, unless consented to by Owner.

                  "Pass Through Certificates" means the pass through certificates issued by the Pass Through Trusts (and any other pass through certificates for which such pass through certificates may be exchanged).

                  "Pass Through Trust" means each of the three separate pass through trusts created under the Pass Through Trust Agreements.

                  "Pass Through Trust Agreement" means each of the three separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of October 30, 2001 by and between the Owner and a Pass Through Trustee, provided, that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by Owner.

                  "Pass Through Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement.

                  "Pass Through Trustee Agreements" means the Participation Agreement, the Pass Through Trust Agreement and the Intercreditor Agreement.

                  "Payment Date" means each May 1 and November 1, commencing on May 1, 2002.

                  "Payment Due Rate" means, with respect to any payment made to a Note Holder under any Series of Equipment Notes, the lesser of (a) the Debt Rate applicable to such Series plus 1% and (b) the maximum rate permitted by applicable law.

                  "Permitted Air Carrier" means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Mortgagee or (iv) any U.S. Air Carrier.

                  "Permitted Country" means any country listed on Schedule 4 to the Participation Agreement.

                  "Permitted Foreign Air Carrier" means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

                  "Permitted Government Entity" means (i) the U.S. Government,
(ii) the government of Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland, the United Kingdom or (iii) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

                  "Permitted Lease" means a lease permitted under Section 4.02(b) of the Trust Indenture.

                  "Permitted Lessee" means the lessee under a Permitted Lease.

                  "Permitted Lien" means (a) the rights of Mortgagee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to Mortgagee (both in its capacity as trustee under the Trust Indenture and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of
Section 4.02(b) or 4.04 of the Trust Indenture; (d) Liens of Taxes of Owner (and its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Operative Agreements, in any such case either not yet delinquent or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (f) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, or any Engine or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; and (g) any other Lien with respect to which Owner (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Mortgagee.

                  "Persons" or "persons" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

                  "Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

                  "Purchase Agreement" means the Purchase Agreement No. 1810, dated January 19, 1994, between Airframe Manufacturer and Owner (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), together with, with respect to the Engines, the GTA (as defined in the Engine Consent and Agreement), in each case, to the extent included in the Granting Clause (2) of the Trust Indenture.

                  "QIB" is defined in Section 2.08 of the Trust Indenture.

                  "Rating Agencies" has the meaning specified for such term in the Intercreditor Agreement.

                  "Removable Part" is defined in Section 4.04(d) of the Trust Indenture.

                  "Replacement Airframe" means any airframe substituted for the Airframe pursuant to Article IV of the Trust Indenture.

                  "Replacement Engine" means an engine substituted for an Engine pursuant to Article IV of the Trust Indenture.

                  "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

                  "Section 1110" means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.

                  "Secured Obligations" is defined in Section 2.06 of the Trust Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security" means a "security" as defined in Section 2(l) of the Securities Act.

                  "Senior Holder" is defined in Section 2.13(c) of the Trust Indenture.

                  "Series" means any of Series A-1, Series A-2, Series B or Series C.

                  "Series A-1" or "Series A-1 Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series A-1" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A-1."

                  "Series A-2" or "Series A-2 Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series A-2" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A-2."

                  "Series B" or "Series B Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series B."

                  "Series C" or "Series C Equipment Notes" means Equipment Notes, if any, issued under the Trust Indenture and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series C (or, if the Series C are issued after the Closing Date, as specified in an amendment to the Trust Indenture at the time of issuance of the Series C).

                  "Similar Aircraft" means a Boeing Model 737-700 aircraft.

                  "Special Default" means (i) the failure by Owner to pay any amount of principal of or interest on any Equipment Note when due or (ii) the occurrence of any Default or Event of Default referred to in Section 5.01(v),
(vi) or (vii).

                  "Subordination Agent" means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement, or any successor thereto.

                  "Tax Indemnitee" means (a) WTC and Mortgagee, (b) each separate or additional trustee appointed pursuant to the Trust Indenture, (c) each Note Holder and (d) the respective successors, assigns, agents and servants of the foregoing.

                  "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

                  "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

                  "Transaction Expenses" means all costs and expenses incurred by Mortgagee in connection with (a) the preparation, execution and delivery of the Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) the initial fee of Mortgagee under the Trust Indenture and (c) the ~reasonable fees and disbursements of counsel for each Mortgagee and special counsel in Oklahoma City, Oklahoma, in each case, in connection with the Closing.

                  "Transactions" means the transactions contemplated by the Participation Agreement.

                  "Transfer" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

                  "Transferee" means a person to which any Note Holder purports or intends to Transfer any or all of its right, title or interest in the Equipment Note, as described in Section 9 of the Participation Agreement.

                  "Trust Indenture" means the Trust Indenture and Mortgage [N700GS], dated as of the date of the Participation Agreement between Owner and Mortgagee.

                  "Trust Indenture Supplement" means a Trust Indenture and Mortgage Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

                  "Trust Supplement" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such Class representing fractional undivided interests in such trust is authorized and
(iii) the terms of the Pass Through Certificates of such class are established.

                  "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

                  "United States" or "U.S." means the United States of America; provided that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

                  "U.S. Air Carrier" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

                  "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

                  "U.S. Person" means any Person described in Section 7701
(a)(30) of the Code.

                  "Weighted Average Life to Maturity" means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

                  "Wet Lease" means any arrangement whereby Owner or a Permitted Lessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Owner or a Permitted Lessee, provided that Owner's obligations under the Trust Indenture shall continue in full force and effect notwithstanding any such arrangement.

                  "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

                                     ANNEX B

                                    INSURANCE


         Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust Indenture.

A.       LIABILITY INSURANCE

         1. Except as provided in Section A.2 below, Owner will carry or cause to be carried at all times, at no expense to Mortgagee, comprehensive airline legal liability (including, but not limited to passenger liability, property damage, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance, but excluding manufacturer's product liability coverage) with respect to the Aircraft, the Airframe and the Engines, which is (i) in an amount not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by Owner of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Insurance Amount per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by Owner of the same type as the Aircraft; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as "Approved Insurers").

         2. During any period that the Aircraft is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by Owner of the same type as the Aircraft which are on the ground and not in operation and
(ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable o to aircraft owned or operated by Owner of the same type which are on the ground and not in operation.

B.       HULL INSURANCE

         1. Except as provided in Section B.2 below, Owner will carry or cause to be carried at all times, at no expense to Mortgagee, with Approved Insurers "all-risk" ground and flight aircraft hull insurance covering each Aircraft (including the Engines when they are installed on the Airframe or any other airframe) which is of the type as from time to time applicable to aircraft owned by Owner of the same type as the Aircraft for an amount denominated in United States Dollars not less than the unpaid Original Amount together with six months of interest accrued thereon (the "Debt Balance").

         Any policies of insurance carried in accordance with this Section B.1 or Section C covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Mortgagee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Debt Balance and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount (as defined in Schedule 3 of the

Participation Agreement), the proceeds in respect of such loss up to an amount equal to the Debt Balance shall be payable to the Mortgagee, except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Mortgagee whether such payment is made to Owner (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to Mortgagee otherwise than in respect of an Event of Loss, the Mortgagee shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Owner or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Debt Balance shall be paid to Owner or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Mortgagee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Owner or any other third party that is entitled to receive such proceeds.

         2. During any period that the Aircraft is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Owner of the same type similarly on the ground and not in operation, provided that Owner shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Debt Balance during such period that the Aircraft is on the ground and not in operation.

C.       WAR-RISK, HIJACKING AND ALLIED PERILS INSURANCE

         If Owner (or any Permitted Lessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by Owner (or any Permitted Lessee) with respect to other aircraft owned or operated by Owner (or any Permitted Lessee) on such routes or in such areas, Owner shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the unpaid Original Amount.

D.       GENERAL PROVISIONS

         Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

                   (i) in the case of Section A, shall name Mortgagee, each Note Holder and the Liquidity Provider as an additional insured as their interests may appear (collectively, the "Additional Insureds"), as its interests may appear;

                  (ii) shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under

         Section C, which shall apply to the fullest extent available in the international insurance market);

                 (iii) shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Owner (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of the Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Owner (or any Permitted Lessee);

                  (iv) shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 (seven days in the case of war risk, hijacking and allied perils insurance) days after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

                   (v) shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

                  (vi) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

                 (vii) shall provide that all of the liability insurance provisions thereof, except the limits of liability and agreed value, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

                  (viii) shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

                  (ix) shall contain a 50/50% Clause per Lloyd's Aviation Underwriters' Association Standard Policy Form AVS 103.

E.       REPORTS AND CERTIFICATES; OTHER INFORMATION

         On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, Owner will furnish or cause to be furnished to Mortgagee insurance certificates describing in reasonable detail the insurance maintained by Owner hereunder and a report, signed by Owner's regularly retained independent insurance broker (the "Insurance Broker"), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid and (b) such insurance complies with the terms of this Annex B. To the extent such agreement is reasonably obtainable Owner will also cause the Insurance Broker to agree to advise Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Owner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines or cause the cancellation or termination of such insurance, and to advise Mortgagee in writing at least 30 days (seven days in the case of war-risk and allied perils coverage or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.

F.       RIGHT TO PAY PREMIUMS

         The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of Mortgagee and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Trust Indenture and to maintain such coverage, as Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Owner shall, upon demand, reimburse Mortgagee for amounts so paid by them.

G.       DEDUCTIBLES; SELF-INSURANCE

         Owner may self-insure with respect to the Aircraft to the same extent as it does with respect to, or maintain policies with deductibles or premium adjustment provisions consistent with similar provisions applicable to, other comparable aircraft operated by Owner; provided, however, that in the case of public liability insurance, such self-insurance shall in no event exceed $50,000,000; and provided, further that if at any time Owner's unsecured senior long-term debt securities are not rated "Investment Grade", such self-insurance (inclusive of any such public liability insurance and without derogation from the preceding proviso) shall in no case be in amounts greater than 4% of Owner's tangible net worth. The term "Investment Grade" means a rating of "Baa3" or higher from Moody's, or a rating of "BBB-" or higher from Standard & Poor's.

                                                                    o  EXHIBIT A
                                                                              TO
                                                    TRUST INDENTURE AND MORTGAGE


                     TRUST INDENTURE AND MORTGAGE SUPPLEMENT

                  This TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. __, dated [______________ ___, ____] (herein called this "Trust Indenture Supplement") of SOUTHWEST AIRLINES CO., as Owner (the "Owner").

                                   WITNESSETH:

                  WHEREAS, the Trust Indenture and Mortgage [N700GS], dated as of October 30, 2001 (as amended and supplemented to the date hereof, the "Trust Indenture") between the Owner and Wilmington Trust Company, as Mortgagee (the "Mortgagee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Mortgagee; and

                  WHEREAS, the Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the FAA as one document;

                  NOW, THEREFORE, this Trust Indenture Supplement WITNESSETH that the Owner hereby confirms that the Lien of the Trust Indenture on the Collateral covers all of Owner's right, title and interest in and to the following described property:

                                    AIRFRAME

One airframe identified as follows:



                                                               FAA Registration        Manufacturer's
Manufacturer                               Model                    Number             Serial Number
------------                               -----               ----------------        --------------

The Boeing Company                        737-7H4

together with all of the Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereinafter acquired and which are from time to time incorporated or installed in or attached to said airframe.

                                AIRCRAFT ENGINES

                  Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, identified as follows:





Manufacturer                                     Manufacturer's Model                       Serial Number
------------                                     --------------------                       -------------

        CFM International, Inc.                       CFM56-7B22

together with all of Owner's right, title and interest in and to all Parts of whatever nature, whether now owned or hereafter acquired and which are from time to time incorporated or installed in or attached to either of such engines.

                  Together with all of Owner's right, title and interest in and to (a) all Parts of whatever nature, which from time to time are included within the definition of "Airframe" or "Engine", whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documents.

                  TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture Indemnitees, except as provided in Section 2.13 and Article III of the Trust Indenture without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

                  This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof. The Trust Indenture is each hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

                  AND, FURTHER, the Owner hereby acknowledges that the Aircraft referred to in this Trust Indenture Supplement has been delivered to the Owner and is included in the property of the Owner subject to the pledge and mortgage thereof under the Trust Indenture.

                                      * * *

                  IN WITNESS WHEREOF, the Owner has caused this Trust Indenture Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.




                                       SOUTHWEST AIRLINES CO.


                                       By:
                                          -----------------------------------
                                            Name:
                                            Title:

                                  o SCHEDULE I

                                    [N700GS]




                                                    ORIGINAL AMOUNT                         INTEREST RATE
                                                    ---------------                         -------------

Series A-1:                                         $ 4,517,153.11                             5.100%

Series A-2:                                         $12,424,597.58                             5.496%

Series B:                                           $ 2,880,097.46                             6.126%



                          Trust Indenture and Mortgage
                           Equipment Note Amortization

         PAYMENT DUE                                     PERCENTAGE OF ORIGINAL AMOUNT TO BE PAID
-------------------------------      ---------------------------------------------------------------------------------
                                                   Series A-1                 Series A-2                     Series B
-------------------------------      ------------------------- -------------------------- ----------------------------
May 1, 2002                                          7.47708%                   0.00000%                     0.00000%
November 1, 2002                                    13.02935%                   0.00000%                     0.00000%
May 1, 2003                                          0.00000%                   0.00000%                     0.00000%
November 1, 2003                                    13.02935%                   0.00000%                     0.00000%
May 1, 2004                                          0.00000%                   0.00000%                     0.00000%
November 1, 2004                                    13.02935%                   0.00000%                     0.00000%
May 1, 2005                                          0.00000%                   0.00000%                     0.00000%
November 1, 2005                                    14.82328%                   0.00000%                     0.00000%
May 1, 2006                                         38.61159%                   0.00000%                     0.00000%
November 1, 2006                                     0.00000%                       100%                         100%